Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-231902-01) of Lloyds Bank plc of our report dated 23 March 2020 relating to the financial statements, which appears in this Form 20-F of Lloyds Bank plc.

PricewaterhouseCoopers LLP
London, United Kingdom
23 March 2020